UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

The Hartford Mutual Funds, Inc.

The Hartford Mutual Funds II, Inc.

Hartford Funds Exchange-Traded Trust

Lattice Strategies Trust

Hartford Series Fund, Inc.

(Name of Registrants as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

SPECIMEN Be the vote that counts. <FUND NAME> HARTFORD FUNDS 2026 Special Meeting Vote by November 4, 2026 Meeting Date: November 5, 2026

Why Should I Vote? Make your voice heard on proposals related to the proposed acquisition of Hartford Funds by Wellington Management. Ways to Vote ProxyVote 800.690.6903 Control Number: 0123456789012345 For holders as of August 19, 2026 View documents: Proxy Statement © 2026 Broadridge Financial Solutions Inc. P.O. Box 1310, Brentwood, NY 11717 ProxyVote and Broadridge are trademarks of Broadridge Financial Solutions Inc.

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Be the vote that counts As an investor in this security, you have the right to vote on important matters. This is your opportunity to make a direct impact on your investment. Your vote counts!
HARTFORD FUNDS NOVEMBER 5, 2026 SPECIAL MEETING VOTE SHARES BY NOVEMBER 4, 2026

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©2026 Broadridge Financial Solutions Inc.
P.O. Box 1310, Brentwood, NY 11717
ProxyVote and Broadridge are trademarks of Broadridge Financial Solutions Inc.
CUSIP is a registered trademark of the American Bankers Association.
All other registered marks belong to their respective owners.